SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): April 20, 2001



                          POINTE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


        FLORIDA                          0-24433                65-0451402
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
    of incorporation)                                        Identification No.)


               21845 Powerline Road
                  Boca Raton, FL                               33433
     (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code: (561)368-6300



                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Pointe Financial Corporation announced on April 24, 2001 that it completed its previously announced acquisition of four branch banking offices in Miami-Dade County, Florida from Republic Bancshares, Inc. As a result of this acquisition, Pointe now operates the former Republic offices located at 720 N.W. 57th Avenue, Miami, Florida 33126 (the "Airpark Branch"), 9785 N.W. 41st Street, Miami, Florida 33178 (the "Doral Branch"), 8211 South Dixie Highway, Miami, Florida 33143 (the "South Miami Branch"), and 2222 Ponce de Leon Boulevard, Coral Gables, Florida 33134 (the "Coral Gables Branch"). Prior to the acquisition, Republic ceased its operations at the Town & Country Branch located at 11631 North Kendall Drive, Miami, FL 33176, and transferred the deposits and loans associated with that branch to the South Miami Branch.

         As a part of the transaction, Republic assigned and relinquished to Pointe all of Republic's rights, title and interest under: (i) that certain lease dated October 29, 1999, (as subsequently amended), by and between NationsBank, N.A., a National Banking Corporation (the "Airpark Landlord") with respect to the occupancy of the Airpark Branch (the "Airpark Lease"); (ii) that certain lease dated June 22, 1998 (as subsequently amended), by and between NationsBank, N.A., a National Banking Corporation (the "Doral Landlord") with respect to the occupancy of the Doral Branch (the "Doral Lease"); (iii) that certain lease dated March 17, 1997 by and between Dixie Pointe Associates (the "South Miami Landlord") with respect to the occupancy of the South Miami Branch (the "South Miami Lease"); and (iv) that certain lease dated May 7, 1998 by and between 2222 Ponce Corporation (the "Coral Gables Landlord") with respect to the occupancy of the Coral Gables Branch (the "Coral Gables Lease"). Republic paid Pointe the sum of $445,097.71 as a market adjustment in respect of the Leases.

         Republic's Miami-Dade offices have a combined deposit base of approximately $53.7 million. At the time of the transfer of the deposits to Pointe, Pointe paid Republic, as a premium, approximately $2.6 million, representing approximately four and seventy-nine one hundredths of a percent (4.79%) of the aggregate principal amount of the deposits at the offices. As a part of the premium calculation, the principal amount of the Deposit Accounts attributable to the Town & Country Branch was fixed as of the date of the notice sent to customers, January 4, 2001.

         Pointe Bank acquired the Consumer and Small Business Loans related to the Miami-Dade offices of approximately $7.5 million and other earning assets. In addition, on the closing date Republic sold to Pointe an aggregate of approximately $25.2 million of participation interests in commercial real estate loans originated by and in the portfolio of Republic. All of these Consumer Loans and participation interests were purchased by Pointe Bank at par. Republic has the right, but not the obligation, to repurchase the participation interests at par in accordance with the following schedule: (i) six (6) months after the Closing Date - 25% of the then outstanding dollar balance of the participation interest; (ii) twelve (12) months after the Closing Date - 33 1/3% of the then outstanding dollar balance of the participation interests; (iii) fifteen (15) months after the Closing Date - 50% of the then outstanding dollar balance of the participation interests; and (iv) eighteen months after the Closing Date - the then remaining dollar balance of the participation interests.

          Pointe also purchased at their adjusted book value certain fixed assets located at the acquired banking offices.

         Pointe Financial Corporation's press release announcing the completion of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   The following exhibit is filed with this report:

               99.1 Press Release, dated April 24, 2001, issued by Pointe Financial Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  POINTE FINANCIAL CORPORATION

                                  By: /s/ Bradley R. Meredith
                                      -----------------------
                                  Bradley R. Meredith
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)



Dated:     May 4, 2001

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

99.1           Press Release, dated April 24, 2001 issued by Pointe
               Financial Corporation